Exhibit 9.03 : Consolidated Pro Forma Financial Statements for U.S. Canadian Minerals, Inc. and Noble Technologies Corp

U. S. CANADIAN MINERALS, INC.
(A Development Stage Company)

Pro-forma Financial Projections

September 15, 2009
December 31, 2009
December 31, 2010
December 31, 2011
December 31, 2013

U.S. Canadian Minerals, Inc.
(A Development Stage Company)

	Pro-Forma Balance

	June 30, 2009	Dec 31, 2009	Dec 31, 2010	Dec 31, 2011	Dec 31, 2012
CURRENT ASSETS

Cash	$1,149	$592,101	$22,381,422	$65,858,474	$130,936,607
Prepaid Expenses	9,500	9,500	0	0	0

Total Current Assets	10,649	601,601	22,381,422	65,858,474	130,936,607
Plant and Equipment		1,500,000	1,088,121	1,770,592	3,331,478
Plant and Equipment Depreciation		(140,001)	(272,014)	(317,634)	(689,119)
Mineral Properties	1,661,253	1,661,253	1,661,253	1,661,253	1,661,253
TOTAL ASSETS	$1,671,902	$3,622,853	$24,858,782	$68,972,685	$135,240,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Account payable and accrued expenses	$1,274,315	$1,274,315	$200,000	$200,000	200000
Due to related parties	72,366	172,866	0	0	0
Stockholders' Loan		800000	0	0	0
Total Current Liabilities	1,346,681	2,247,181	200,000	200,000	200,000

LONG TERM LIABILITIES

Due to related parties - long term	0	0	0	0	0

Total Liabilities	1,346,681	2,247,181	200,000	200,000	200,000

Stockholders' Equity (Deficit)

Preferred stock - $0.001 par value:
1,000,000 shares authorized; 126,599
issued and outstanding	130	6	-	-

Common stock - Series A - $0.001
200,000,000 shares authorized; 5,322,026
shares issued and outstanding, respectively	7,417	60,017	60,017	60,017	60017

Treasury stock	1,000	1,000	1,000	1,000	1000
Additional paid in capital	23,022,869	24,222,869	24,222,869	24,222,869	24,222,869
Deficit accumulated during the expl. Stage	(22,706,195)	(22,848,203)	(22,848,203)	(22,848,203)	(22,848,203)
YTD Profit/Loss		(91,636)	21,516,142	44,158,223	66,637,719
Total Stockholders' Equity (Deficit)	325,221	1,375,672	24,658,782	68,972,685	135,040,219

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$1,671,902	$3,622,853	$24,858,782	$69,172,685	$135,240,219

U.S. Canadian Minerals, Inc.
(A Development Stage Company)

US Canadian Minerals
Pro-Forma Income Statement

	June 30, 2009	Dec 31, 2009	Dec 31, 2010	Dec 31, 2011	Dec 31, 2012
Revenues	$-	$3,699,200	$133,171,200	$266,112,000	$399,427,200
Cost of Revenues	0	2,774,400	99,878,400	199584000	299,570,400
Gross Margin	-	924,800	33,292,800	66,528,000	99,856,800

Operating Expenses

General and administrative	287,273	1,016,436	2,555,454	3,444,824	4,660,059

Total Operating Expenses	287,273	1,016,436	2,555,454	3,444,824	4,660,059

Taxes			9,221,204	18,924,953	28,559,022

Gain\(Loss) from Operations	(287,273)	(91,636)	21,516,142	44,158,223	66,637,719

OTHER INCOME/EXPENSES

Loss from Continuing Operations	(287,273)	(91,636)	-

Loss from Discontinued Operations	-	-

Net Loss/Gain from Operation	$(287,273)	$(91,636)	$21,516,142	$44,158,223	$66,637,719

Basic Loss/Gain per Share
Continuing Operation	$(0)	$(0)	$0.36	$0.74	$1.11
Discontinued Operations

Weighted Average Number
of Shares Outstanding	6,369,615	28,276,775	60,017,464	60,017,464	60,017,464

U.S. Canadian Minerals, Inc.
(A Development Stage Company)
Notes to Pro Forma Financial Projections
September 15, 2009

NOTE 1 - Consolidated Pro-forma Financial Projections

U. S. Canadian Minerals, Inc. acquired Noble Technologies Corp as a wholly owned subsidiary (the “Company”) on July 15, 2009. That acquisition of the Company is reflected in the pro-forma projections for the Balance Sheet and Income Statements above.  The pro forma statements have been prepared without audit of the June 30, 2009 statement and the projections are made using the best knowledge available to management.  Assumptions made in assembling these pro forma statements are consistent with industry standards and represent management’s best estimates for the future operations of the Company through the period of the projections.  These projections are made referencing the SEC Financial Reporting Manual’s guidelines Section 3 for Pro-forma numbers.

DECEMBER 31, 2009 BALANCE SHEET COMMENTS
CASH – On July 9, 2009, the Company completed a private placement of 30,000 common shares of the Company’s capital stock in consideration for $300,000 as received from the Houlihan Gold Fund, LP. There is an assumption that another $800,000 will be forthcoming before the end of the Company’s fiscal period for the operating expenses and the completion of the processing facility in McCarran, NV. This may be generated with a loan or with a stock issuance, but the assumption is a Stockholder’s Loan.

PLANT & EQUIPMENT – This amount reported is the equipment that Noble had prior to the merger and the additional labor and material expense required to bring the processing plant into production.  The estimated expense to bring Noble’s processing plant into a fully operational modeling is an additional $400,000 in material and labor in 2009.

MINERAL PROPERTIES – The mineral properties are booked at their June 30, 2009 value although management is currently reviewing these values and communicating with the S.E.C.’s Division of Corporation Finance in the hope that a lesser and more meaningful value that is achievable on a basis consistent with American GAAP can be attributed to the 260 acres of mineral rights that comprise the COD Mine in Mohave County, Arizona (the “Rights”).  Management has proposed a value with respect to the Rights to the S.E.C. Division of Corporation Finance and is awaiting their reply. It is, therefore, too early to assume any change in the value of the Rights at this time.

DUE TO RELATED PARTIES - This is a short term note for $100,500 in addition to the $72,366 amount that was on the books at the time of the merger for a combined total of 172,866.  These proceeds were used in the operations and permitting process of the processing facility in McCarran, NV.

STOCKHOLDERS’ LOAN – This is a projected loan that will provide working capital for the operations and the completion of the processing facility at the plant in McCarran, NV.

PREFERRED STOCK - There were 126,599 Class A preferred shares of U.S. Canadian Minerals, Inc. issued and outstanding at the time of the merger with Noble. On the date of the merger, July 15, 2009, another 400,000 Class A preferred shares were issued for the acquisition of Noble Technologies Corp.  Immediately after the merger, the Class A preferred shares which were issued in consideration for 100% of the issued and outstanding shares of Noble and some residual Class A preferred shares owned by other shareholders were converted to common shares of U.S. Canadian Minerals, Inc.  As at August 12, 2009 and on the date of this filing, U.S. Canadian Minerals, Inc. had a balance of only 600 Class A preferred shares still issued and outstanding.

U.S. Canadian Minerals, Inc.
(A Development Stage Company)
Notes to Pro Forma Financial Projections
September 15, 2009

COMMON STOCK – On June 30, 2009, U. S. Canadian Minerals, Inc. had 7,417,564 common shares issued and outstanding. After the conversion of a total of 525,999 Class A preferred shares (on a 1:100 basis) on or before the close of business on August 11, 2009,  the total number of U.S. Canadian Mineral common shares issued and outstanding was 60,017,464 which is reflected on the balance sheet at $.001 per share or $60,017.  No other shares are anticipated to be issued unless the Stockholders’ loan does not materialize in which case there may be additional shares issued for working capital.

DECEMBER  31, 2010  BALANCE SHEET COMMENTS

CASH – Cash is increased from the operation of the processing plant in McCarran, NV.  These funds will remain as a cash asset however, management reserves the right to use the funds for other acquisitions or stockholders’ dividends, although none are scheduled at this time or for the foreseeable future.

PLANT AND EQUIPMENT – The plant and equipment are lowered in value due to scheduled depreciation.

MINERAL PROPERTIES – The mineral properties continue to be booked at their June 30, 2009 value although management is currently reviewing these values and communicating with the S.E.C.’s Division of Corporation Finance in the hope that a lesser and more meaningful value that is achievable on a basis consistent with American GAAP can be attributed to the 260 acres of mineral rights that comprise the COD Mine in Mohave County, Arizona (the “Rights”).  Management has proposed a value with respect to the Rights to the S.E.C. Division of Corporation Finance and is awaiting their reply. It is, therefore, too early to assume any change in the value of the Rights at this time.

DEPRECIATION – Depreciation is scheduled to be amortized over a five (5) year schedule and is reflected accordingly.

YTD PROFIT/LOSS – The YTD profit is a result of the operations of the McCarran, NV processing plant for the entire year operating one shift for the entire year resulting in a profit of $21,516,142.

STOCKHOLDERS EQUITY (DEFICIT) – Stockholders Equity increased due to increases in 2010 profit and increases in plant and equipment.

DECEMBER 31, 2011 BALANCE SHEET COMMENTS

CASH – Cash is increased by operating two shifts at the processing plant in McCarran, NV.  These funds will remain as a cash asset.  However, management reserves the right to use the funds for other acquisitions or stockholders’ dividends, although none are scheduled at this time.

U.S. Canadian Minerals, Inc.
(A Development Stage Company)
Notes to Pro Forma Financial Projections
September 15, 2009

PLANT AND EQUIPMENT – The plant and equipment are increased in value due to more purchases than scheduled depreciation.

DEPRECIATION – Depreciation is scheduled to be amortized over a five (5) year schedule and is reflected accordingly.

MINERAL PROPERTIES – The mineral properties continue to be booked at their June 30, 2009 value although management is currently reviewing these values and communicating with the S.E.C.’s Division of Corporation Finance in the hope that a lesser and more meaningful value that is achievable on a basis consistent with American GAAP can be attributed to the 260 acres of mineral rights that comprise the COD Mine in Mohave County, Arizona (the “Rights”).  Management has proposed a value with respect to the Rights to the S.E.C. Division of Corporation Finance and is awaiting their reply. It is, therefore, too early to assume any change in the value of the Rights at this time.

YTD PROFIT/LOSS – The YTD profit is a result of the operations of the McCarran, NV processing plant for the entire year operating one shift for the entire year resulting in a profit of $44,158,223.

STOCKHOLDERS EQUITY (DEFICIT) – Stockholders Equity increased due to increases in 2011 profit and increases in plant and equipment.

DECEMBER 31, 2012 BALANCE SHEET COMMENTS
CASH – Cash is increased by operating three shifts at the processing plant in McCarran, NV.  These funds will remain as a cash asset.  However, management reserves the right to use the funds for other acquisitions or stockholders’ dividends, although none are scheduled at this time.

PLANT AND EQUIPMENT – The plant and equipment are increased in value due to additional plant equipment being higher than scheduled depreciation.

DEPRECIATION – Depreciation is scheduled to be amortized over a five (5) year schedule and is reflected accordingly.

MINERAL PROPERTIES – The mineral properties continue to be booked at their June 30, 2009 value although management is currently reviewing these values and communicating with the S.E.C.’s Division of Corporation Finance in the hope that a lesser and more meaningful value that is achievable on a basis consistent with American GAAP can be attributed to the 260 acres of mineral rights that comprise the COD Mine in Mohave County, Arizona (the “Rights”).  Management has proposed a value with respect to the Rights to the S.E.C. Division of Corporation Finance and is awaiting their reply. It is, therefore, too early to assume any change in the value of the Rights at this time.

YTD PROFIT/LOSS – The YTD profit is a result of the operations of the McCarran, NV processing plant for the entire year operating one shift for the entire year resulting in a profit of $66,637,719.

U.S. Canadian Minerals, Inc.
(A Development Stage Company)
Notes to Pro Forma Financial Projections
September 15, 2009

STOCKHOLDERS EQUITY (DEFICIT) – Stockholders Equity increased due to increases in 2012 profit and increases in plant and equipment.

DECEMBER 31, 2009 INCOME STATEMENT COMMENTS

REVENUES – Management anticipates being able to operate in the last month of 2009 and, in that case, will generate gross revenues of $3,699,299 based on the following operating assumptions: one (1) shift working eight (8) hours daily, processing 10 tons of ore per hour, a recovery of ten (10) ounces of noble metals per ton, working six (6) days a week, with the noble metals price reflecting a value of $850 per ounce.

COST OF REVENUES:  Cost of revenues is estimated to be 75% of the Revenue projection.

GENERAL AND ADMINISTRATIVE: These expenses are projected to increase as additional Revenue Streams and Working Shifts are added beyond a first shift.  Additional work load, burden of labor and compensation increases are considered in this projection.

LOSS FROM CONTINUING OPERATION:  A projected loss is anticipated through December 31, 2009.  However, the month of December should be profitable although the entire year will show an anticipated loss of $91,663 or $.0032 per weighted average share.

DECEMBER 31, 2010 INCOME STATEMENT COMMENTS

REVENUES :  Management anticipates being able to operate for the entire 2010 fiscal period which will generate gross revenues of $133,171,200 based on the following operating assumptions: one (1) shift working eight (8) hours daily, processing 10 tons of ore per hour, a recovery of ten (10) ounces of noble metals per ton, working six (6) days a week, with the noble metals price reflecting a value of $850 per ounce.

COST OF REVENUES:  Cost of revenues is estimated to be 75% of the Revenue projection.

GENERAL AND ADMINISTRATIVE:  These expenses are projected to increase as additional Revenue Streams and Working Shifts are added beyond a first shift.  Additional work load, burden of labor and compensation increases are considered in this projection.

LOSS FROM CONTINUING OPERATION:  A projected profit is anticipated through December 31, 2010.  However, the year should be profitable and will show an anticipated profit of $21,516,142 or $.36 per weighted average share.

DECEMBER 31, 2011 INCOME STATEMENT COMMENTS

REVENUES: Management anticipates being able to operate for the entire of 2011 which will generate gross revenues of $266,112,000 based on the following operating assumptions: two (2) shift working eight (8) hours daily, processing 10 tons of ore per hour, a recovery of ten (10) ounces of noble metals per ton, working six (6) days a week, with the noble metals price reflecting a value of $850 per ounce.

U.S. Canadian Minerals, Inc.
(A Development Stage Company)
Notes to Pro Forma Financial Projections
September 15, 2009

COST OF REVENUES:   Cost of revenues is estimated to be 75% of the Revenue projection.

GENERAL AND ADMINISTRATIVE: These expenses are projected to increase as additional Revenue Streams and Working Shifts are added beyond a first shift.  Additional work load, burden of labor and compensation increases are considered in this projection.

LOSS FROM CONTINUING OPERATION:  A projected profit is anticipated through December 31, 2011.  However, the year should be profitable and will show an anticipated profit of $44,158,223 or $.74 per weighted average share.

DECEMBER 31, 2012 INCOME STATEMENT COMMENTS

REVENUES:   Management anticipates being able to operate for the entire of 2012 which will generate gross revenues of $399,427,200 based on the following operating assumptions: three (3) shift working eight (8) hours daily, processing 10 tons of ore per hour, a recovery of ten (10) ounces of noble metals per ton, working six (6) days a week, with the noble metals price reflecting a value of $850 per ounce.

COST OF REVENUES:  Cost of revenues is estimated to be 75% of the Revenue projection.

GENERAL AND ADMINISTRATIVE: These expenses are projected to increase as additional Revenue Streams and Working Shifts are added beyond a first shift.  Additional work load, burden of labor and compensation increases are considered in this projection.

LOSS FROM CONTINUING OPERATION:   A projected profit is anticipated through December 31, 2012.  However, the year should be profitable and will show an anticipated profit of $66,637,719 or $1.11 per weighted average share.